EXHIBIT 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 23, 1998, accompanying the consolidated financial statements of Middle Georgia Bankshares, Inc. and subsidiary incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                        /s/ PORTER KEADLE MOORE, LLP
                                        ----------------------------
                                        PORTER KEADLE MOORE, LLP


Atlanta, Georgia
October 13, 1998